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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of CardioNet, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated February 18, 2008, except for the second paragraph in Note 2 as to which the date is March 5, 2008, included in Amendment No. 7 to the Registration Statement on Form S-1 of CardioNet, Inc. (File No. 333-145547), which was declared effective on March 18, 2008 by the Securities and Exchange Commission.

                            /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 18, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM